                                        Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
Chip.Wochomurka@Healthways.com

HEALTHWAYS REPORTS FIRST-QUARTER 2012 FINANCIAL RESULTS
———————————
AFFIRMS ESTABLISHED FINANCIAL GUIDANCE FOR 2012
———————————
CONTINUES STRONG CONTRACTING MOMENTUM

NASHVILLE, Tenn. (April 24, 2012) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the first quarter ended March 31, 2012.  Total revenues increased to $165.2 million for the quarter from $163.0 million for the first quarter of 2011.  There was a net loss for the first quarter of 2012 of $2.7 million, or $0.08 per share, compared with net income of $4.1 million, or $0.12 per diluted share, for the first quarter last year.

Commenting on the announcement, Leedle remarked, “We are pleased to have produced increased revenues for the first quarter, more than offsetting the $15.2 million reduction in comparable-quarter revenues related to the previously announced wind-down of the Cigna contract.  In fact, excluding Cigna, we experienced comparable-quarter revenue growth of more than 13%.  This performance marks the third consecutive quarter of comparable-quarter revenue growth, excluding the impact of the final settlement with the Centers for Medicare and Medicaid Services in the fourth quarter of 2010.  Consistent with our established guidance for 2012, the $0.04 per share loss in our domestic operations for the first quarter reflected the impact of the reduction in Cigna revenues, the continued wind-down during the quarter of costs related to that contract and the timing of recognizing performance-based fees.  The $0.04 loss in international operations was impacted by a go-live delay in France with Caisse Nationale d’Assurance Maladie des Travailleurs Salaries (CNAMTS).  The delay is primarily a result of regulatory administrative issues that were not resolved within CNAMTS’ expected timeframe.  We expect the CNAMTS contract to go live in the second quarter. See pages 8 and 9 for a reconciliation of GAAP and non-GAAP measures.

“We are affirming our established financial guidance for 2012 based on the ongoing and anticipated ramp-up of large contracts signed in 2011, contracts signed thus far in 2012 and our continued expectations for achieving our performance-based revenues.  In addition, we expect the momentum evident in our business development pipeline will produce additional contract signings during 2012. As discussed previously, we also expect revenues and earnings will increase sequentially for the remainder of the year.  We also expect a return to profitability for the second quarter.  We continue to expect net cash flows provided by operations for the year of $60 million to $80 million, which will more than fund anticipated capital expenditures for the year.”

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COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE

	Three Months Ended March 31,
	2012 (1)	2011
Domestic	$(0.04)	$0.14
International	(0.04)	(0.02)
Net (loss) income per diluted share	$(0.08)	$0.12

(1)	The assumed exercise of stock-based compensation awards for the three months ended March 31, 2012 was not considered because the impact would be anti-dilutive.

Business Development Momentum Continues

Leedle further commented, “Continuing the momentum evident in the Company’s 2011 contract signings, Healthways executed 33 contracts during the first quarter of 2012, which included nine new contracts, nine expanded contracts and 15 extended contracts.  We have already signed several major new contracts during the second quarter.  In addition, we have also re-signed one of the three contracts up for renewal in 2012, each of which accounted for over 2% of 2011 revenues.  We are greatly encouraged by the deep engagement we are experiencing with health plans and health systems with regard to large, long-term and strategic contract opportunities.

“The contracts signed to date in 2012 reflect a growing diversity of substantial market opportunities for the Company.  These include Dean Health Plan, a new health plan customer; an expanded contract with Rocky Mountain Health Plans, an existing health plan customer; a new contract with the State of Ohio; and a new contract with the City of Chicago.  We also announced our first healthcare system contract for Physician-Directed Population Health (PDPH) management. This strategic agreement is with Texas Health Resources (Texas Health), one of the largest faith-based, nonprofit health systems in the U.S., which serves a market of approximately 6.4 million people through its broad array of healthcare facilities and services and its relationships with over 5,500 physicians.  Our ground-breaking 10-year contract is designed to transform the organization and delivery of, and payment for, healthcare in North Texas, regardless of the ultimate resolution of healthcare reform legislation.  By implementing a pro-active well-being improvement model, focused on longitudinal cost and quality outcomes and value-based payment, we expect to strengthen Texas Health’s market leadership while providing substantial, long-term benefits to individuals, physicians, payers, employers, government entities and communities in North Texas.

“Our contract with Texas Health reflects our expectations for the conversion of large business development opportunities that we have been discussing for the past year and a half.  We believe that this contract has broad promise as a model for other healthcare systems.  We expect to sign additional large, strategic contracts during 2012 that will support our ability to drive sustainable growth.  As previously discussed, these contracts reflect trends in healthcare, including:

•	Anticipation of healthcare insurance exchanges;
•	Movement to a value-based payment system from a volume-based system;
•	Demand for comprehensive, integrated solutions for whole populations;

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HWAY Reports First-Quarter Results

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•	Foreign government adoption of total population health management; and
•	Engagement by large employers to reap cost, performance and productivity gains from improved well-being.

“These trends have accelerated our business development in 2012, especially with regard to our domestic opportunities with integrated healthcare systems, hospitals, physicians, regional health plans, employers and government entities.  We are well positioned to serve these markets because of our record of proven outcomes and our willingness to accept financial risk for performance; our development of, and leadership in, the business of population health management; our scalable solutions; and our long-term history of compelling innovation to expand our value proposition. Healthways is addressing these opportunities with solutions designed in anticipation of, and highly aligned with, the fundamental changes sweeping healthcare today.”

Ascentia Acquisition Enhances Physician-Directed Population Health Management

“To strengthen our ability to support the deep integration with physicians required in total population health management contracts, such as with Texas Health and other new and existing customers, yesterday we announced the acquisition of Ascentia Health Care Solutions, an 11-year old privately held Philadelphia-based company,” added Leedle.  “Ascentia brings to Healthways an experienced and talented leadership team; a proven value proposition and economic model; proprietary physician practice change management processes and governance models for the physician enterprise; and third-party validated longitudinal population health outcomes, which are all delivered and supported by a scalable analytics and technology platform.  The Ascentia model is designed by physicians for physicians to enable PDPH management.  Ascentia was formerly a part of Renaissance Medical Management Company (RMMC) and continues to provide its solutions to RMMC, as well as to physician groups affiliated with regional health plans in the Pennsylvania market.  The Centers for Medicare and Medicaid Services chose RMMC as one of the 32 pioneer Accountable Care Organizations in part because of the proven solutions delivered by Ascentia.”

Jon Scholl, Texas Health chief strategy officer, commented on the acquisition announcement saying, “Healthways capabilities will offer physicians a level of analytic detail and solution support never before possible so they can intervene in ways that are unheard of now to improve the health and well-being of their entire panel of patients. I believe that the science-based approach to behavior change developed by Healthways, when delivered through the physician, is the key for sustainable success. The acquisition of Ascentia by Healthways further illustrates their commitment to helping physicians, healthcare systems and health plans transform themselves to being fully capable of delivering the PDPH model in collaborative fashion.”

Revenue Guidance

Healthways today affirmed its guidance for 2012 revenues in a range of $665 million to $705 million.  This guidance includes revenues from domestic operations in a range of $638 million to $670 million and from international revenues in a range of $27 million to $35 million.  Healthways expects quarterly revenues for 2012 to grow sequentially through the remainder of the year.

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HWAY Reports First-Quarter Results

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COMPARISON OF COMPONENTS OF REVENUES FOR THE YEAR ENDING
DECEMBER 31, 2012 AND THE YEAR ENDED DECEMBER 31, 2011
(In millions)

	Twelve Months
	Ending	Ended
	Dec. 31, 2012 (Guidance)	Dec. 31, 2011 (Actual)
Domestic	$638.0 - 670.0	$666.7
International	27.0 - 35.0	22.1
Revenues	$665.0 - 705.0	$688.8

Earnings Guidance

The Company today also affirmed its guidance for 2012 net income per diluted share in a range of $0.42 to $0.54.  This range includes earnings per diluted share of $0.42 to $0.50 from domestic operations and $0.00 to $0.04 from international operations.  Healthways expects quarterly earnings per diluted share to grow sequentially through the remainder of the year, with a return to profitability for the second quarter.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 8 and 9 for a reconciliation of GAAP and non-GAAP measures

	Twelve Months
	Ending	Ended
	Dec. 31, 2012 (Guidance)	Dec. 31, 2011 (Actual) (1)
Domestic, excluding restructuring and impairment charges	$0.42 - 0.50	$0.98
International, excluding restructuring charges	0.00 - 0.04	(0.13)
Adjusted net income per diluted share	0.42 - 0.54	0.85
Restructuring charges	-	(0.16)
Impairment charges	-	(5.36)
Net income (loss) per diluted share(2)	$0.42 - 0.54	$(4.68)

(1)	The assumed exercise of stock-based compensation awards for the twelve months ended December 31, 2011 was not considered because the impact would be anti-dilutive.
(2)      Figures may not add due to rounding.

Summary

Leedle concluded, “We believe our contracting success thus far in 2012 continues to validate the ongoing transformation of the healthcare industry and the significant near and long-term growth opportunities these changes are providing Healthways.  We continue to expect to produce revenue growth for 2012, excluding the impact of the Cigna contract wind-down.  We also expect to produce comparable-year revenue growth for 2013.  As a result of the volume, comprehensiveness and duration of contracts signed in 2011 and to-date in 2012, as well as potential near-term contracts we expect to execute reflecting rapidly emerging trends in healthcare, we have the greatest visibility since 2008 toward sustainable growth.”

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Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 7968749, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company’s quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the Company’s ability to sign and implement new contracts;
•	the Company’s ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company’s ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company’s services;
•
the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•
the Company’s ability to accurately forecast the Company’s revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business;

•	the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of our customer contracts ahead of data collection and reconciliation;
•	the Company’s ability to accurately forecast enrollment and participation rates in services and programs offered within the Company’s contracts;
•	the Company’s ability to accurately forecast the costs necessary to establish a presence in international markets;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance;
•
the Company’s ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;

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•
the Company’s ability to implement its new integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•	the Company’s ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company’s business;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company’s business, including the Patient Protection and Affordable Care Act, on the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and

•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities.  We provide highly specific and personalized support for each individual and their team of experts to optimize each participant’s health and productivity and to reduce health-related costs.  Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 40 million people on four continents.  Learn more at www.healthways.com.

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April 24, 2012

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011

Revenues	$165,218	$162,969
Cost of services (exclusive of depreciation and amortization of $8,683 and $9,023, respectively, included below)	140,235	121,908
Selling, general & administrative expenses	13,739	17,842
Depreciation and amortization	12,173	12,433

Operating income (loss)	(929)	10,786
Interest expense	3,187	3,418

Income (loss) before income taxes	(4,116)	7,368
Income tax (benefit) expense	(1,451)	3,233

Net income (loss)	$(2,665)	$4,135

Earnings (loss) per share:
Basic	$(0.08)	$0.12

Diluted(1)	$(0.08)	$0.12

Weighted average common shares and equivalents:
Basic	33,346	33,975
Diluted (1)	33,346	34,690

(1) The assumed exercise of stock-based compensation awards for the three months ended March 31, 2012 was not considered because the impact would be anti-dilutive.

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Healthways, Inc.
Reconciliation of Non-GAAP Measures to GAAP Measures
(Unaudited)

Reconciliation of Revenues Excluding Cigna to Revenues, GAAP Basis

	Three Months Ended	Three Months Ended
	March 31, 2012	March 31, 2011
Revenues excluding Cigna (1)	$150.6	$133.2
Revenues attributable to Cigna (2)	14.6	29.8
Revenues, GAAP basis	$165.2	$163.0

(1) Revenues excluding Cigna is a non-GAAP financial measure.  The Company excludes revenues attributable to Cigna from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider revenues excluding Cigna in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.

(2) Revenues attributable to Cigna consists of pre-tax revenues of $14.6 million and $29.8 million for the three months ended March 31, 2012 and March 31, 2011, respectively.

Reconciliation of Domestic Earnings Per Share (EPS) Excluding Restructuring and
Impairment Charges and Reconciliation of Adjusted EPS to
EPS, GAAP Basis (3)
Twelve Months Ended
December 31, 2011
Domestic EPS excluding restructuring and impairment charges (4)	$0.98
International EPS (loss) excluding restructuring charges (5)	(0.13)
Adjusted EPS (6)	$0.85
EPS (loss) attributable to restructuring charges (7)	(0.16)
EPS (loss) attributable to impairment charges (8)	(5.36)
EPS (loss), GAAP basis (9)	$(4.68)

(3) The assumed exercise of stock-based compensation awards for the twelve months ended December 31, 2011 was not considered because the impact would be anti-dilutive.

(4) Domestic EPS excluding restructuring and impairment charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring and impairment charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS excluding restructuring and impairment charges in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the United States.

(5) International EPS (loss) excluding restructuring charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider International EPS (loss) excluding restructuring charges in isolation or as a substitute for International EPS (loss)

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 determined in accordance with accounting principles generally accepted in the United States.

(6) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring and impairment charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(7) EPS (loss) attributable to restructuring charges includes $9.0 million associated with charges related to severance costs and Cigna-dedicated capacity reductions.

(8) EPS (loss) attributable to impairment charges includes $183.3 million associated with the write-down of goodwill.

(9) Figures do not add due to rounding.

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	March 31,	December 31,
	2012	2011
Current assets:
Cash and cash equivalents	$1,146	$864
Accounts receivable, net	107,714	97,459
Prepaid expenses	9,797	11,417
Other current assets	1,007	1,412
Income taxes receivable	6,575	6,065
Deferred tax asset	10,594	10,314
Total current assets	136,833	127,531

Property and equipment:
Leasehold improvements	40,952	41,622
Computer equipment and related software	249,153	239,732
Furniture and office equipment	25,455	26,324
Capital projects in process	22,434	17,811
	337,994	325,489
Less accumulated depreciation	(189,981)	(183,301)
	148,013	142,188

Other assets	10,441	10,797

Intangible assets, net	92,464	92,997
Goodwill, net	335,392	335,392

Total assets	$723,143	$708,905

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31,	December 31,
	2012	2011
Current liabilities:
Accounts payable	$21,725	$22,578
Accrued salaries and benefits	23,209	35,617
Accrued liabilities	33,061	28,639
Deferred revenue	9,732	9,273
Contract billings in excess of earned revenue	16,724	13,154
Current portion of long-term debt	3,393	3,725
Current portion of long-term liabilities	5,628	5,771
Total current liabilities	113,472	118,757

Long-term debt	290,796	266,117
Long-term deferred tax liability	30,120	26,964
Other long-term liabilities	27,936	31,351

Stockholders’ equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
33,401,898 and 33,304,681 shares outstanding	33	33
Additional paid-in capital	244,498	247,137
Retained earnings	45,852	48,517
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(1,382)	(1,789)
Total stockholders’ equity	260,819	265,716

Total liabilities and stockholders’ equity	$723,143	$708,905

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)
	Three Months Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(2,665)	$4,135
Adjustments to reconcile net income to net cash (used in) provided by operating activities, net of business acquisitions:
Depreciation and amortization	12,173	12,433
Amortization of deferred loan costs	435	477
Share-based employee compensation expense	1,394	2,252
Deferred income taxes	(1,562)	(2,700)
Excess tax benefits from share-based payment arrangements	(3)	(172)
(Increase) decrease in accounts receivable, net	(10,226)	1,909
Decrease in other current assets	2,024	7,022
Decrease in accounts payable	(5,002)	(2,782)
Decrease in accrued salaries and benefits	(14,063)	(10,248)
Increase in other current liabilities	8,241	7,805
Other	(2,320)	707
Net cash flows (used in) provided by operating activities	(11,574)	20,838

Cash flows from investing activities:
Acquisition of property and equipment	(15,085)	(9,787)
Other	(1,825)	(1,327)
Net cash flows used in investing activities	(16,910)	(11,114)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	115,575	119,918
Payments of long-term debt	(91,228)	(123,445)
Deferred loan costs	—	(40)
Excess tax benefits from share-based payment arrangements	3	172
Exercise of stock options	9	1,862
Repurchases of common stock	—	(3,868)
Change in outstanding checks and other	4,287	(1,320)
Net cash flows provided by (used in) financing activities	28,646	(6,721)

Effect of exchange rate changes on cash	120	269

Net increase in cash and cash equivalents	282	3,272

Cash and cash equivalents, beginning of period	864	1,064

Cash and cash equivalents, end of period	$1,146	$4,336

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